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                                   EXHIBIT 4.1









                             STOCK OPTION AGREEMENT

                                 BY AND BETWEEN

                        NATIONAL COMMERCE BANCORPORATION

                                       AND

                           FIRST FINANCIAL CORPORATION

(Incorporated by reference to Exhibit 7.8(b) of the Agreement and Plan of Merger attached hereto as Exhibit 2.1.)